Exhibit 10.18

Merrill Lynch	WCMA® REDUCING REVOLVER – LOAN AND SECURITY AGREEMENT

WCMA REDUCING REVOLVER® LOAN AND SECURITY AGREEMENT NO. 582-07L53 (“Loan Agreement”) dated as of May 18, 2001, between DYNACQ INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Nevada having its principal office at 10304 Interstate 10 East, Suite 369, Houston, Texas 77029 (“Customer”), and MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., a corporation organized and existing under the laws of the State of Delaware having its principal office at 222 North LaSalle Street, Chicago, IL 60601 (“MLBFS”).

In accordance with that certain WORKING CAPITAL MANAGEMENT® ACCOUNT AGREEMENT NO. 582-07L53 (“WCMA Agreement”) between Customer and MLBFS’ affiliate, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“MLPF&S”), Customer has subscribed to the WCMA Program described in the WCMA Agreement. The WCMA Agreement is by this reference incorporated as a part hereof. In conjunction therewith, Customer has requested that MLBFS make a WCMA Reducing Revolver Loan (a “Reducing Revolver”) to Customer in the amount and upon the terms hereafter specified, and, subject to the terms and conditions hereafter set forth, MLBFS has agreed to provide a Reducing Revolver for Customer.

A Reducing Revolver is a term credit facility, similar to a conventional term loan, but funded out of a line of credit under the WCMA Program (“WCMA Line of Credit”) in the amount of the initial loan. With a Reducing Revolver (i) interest will generally be charged each month to Customer’s WCMA account, and, so long as the WCMA Line of Credit is in effect, paid with an additional loan under the WCMA Line of Credit (i.e., added to the loan balance), (ii) the maximum WCMA Line of Credit will be reduced each month by the amount that would be payable on account of principal if the Reducing Revolver were a conventional term loan amortized over the same term and in the same manner as the Reducing Revolver, and (iii) Customer will be required to make sufficient payments on account of the Reducing Revolver to assure that the outstanding balance of the Reducing Revolver does not at any time exceed the Maximum WCMA Line of Credit, as reduced each month.

Absent a prepayment by Customer, this structure results in required monthly payments for the Reducing Revolver that are substantially the same as the required monthly payments for a conventional term loan with the same term and amortization. However, unlike most conventional term loans, because is funded out of a line of credit, the Reducing Revolver permits both a prepayment in whole or in part at any time, and, subject to certain conditions, the reborrowing on a revolving basis of any such prepaid amounts up to the Maximum WCMA Line of Credit, as reduced each month. The structure therefore will enable Customer at its option to use any excess or temporary cash balances that it may have from time to time to prepay the Reducing Revolver and thereby effectively reduce interest expense on the Reducing Revolver without impairing its working capital.

Accordingly, and in consideration of the premises and of the mutual covenants of the parties hereto, Customer and MLBFS hereby agree as follows.

Article I.

DEFINITIONS

1.1 Specific Terms. In addition to terms defined elsewhere in this Loan Agreement, when used herein the following terms shall have the following meanings:

(a) “Account Debtor” shall mean any party who is or may become obligated with respect to an Account or Chattel Paper.

(b) “Additional Agreements” shall mean all agreements, instruments, documents and opinions other than this Loan Agreement, whether with or from Customer or any other party, which are contemplated hereby or otherwise reasonably required by MLBFS in connection herewith, or which evidence the creation, guaranty or collateralization of any of the Obligations or the granting or perfection of liens or security interests upon the Collateral or any other collateral for the Obligations.

(c) “Bankruptcy Event” shall mean any of the following (i) a proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt or receivership law or statute shall be filed or consented to by Customer or any Guarantor, or (ii) any such proceeding shall be filed against Customer or any Guarantor and shall not be dismissed or withdrawn within sixty (60) days after filing, or (iii) Customer or any Guarantor shall make a general assignment for the benefit of creditors, or (iv) Customer or any Guarantor shall generally fail to pay or admit in writing its inability to pay its debts as they become due, or (v) Customer or any Guarantor shall be adjudicated a bankrupt or insolvent.

(d) “Business Day” shall mean any day other than a Saturday, Sunday, federal holiday or other day on which the New York Stock Exchange is regularly closed.

(e) “Closing Date” shall mean the date upon which all conditions precedent to MLBFS’ obligation to make the Loan shall have been met to the satisfaction of MLBFS.

(f) “Collateral” shall mean all Equipment, Fixtures, Investment Property and Financial Assets of Customer, howsoever arising, whether now owned or existing or hereafter acquired or arising, and wherever located, together with all parts thereof (including spare parts), all accessories and accessions thereto, all books and records (including computer records) directly related thereto, all proceeds thereof (including, without limitation, proceeds in the form of Accounts and insurance proceeds), and the additional collateral described in Section 4.6(b) hereof.

(g) “Commitment Expiration Date” shall mean June 18, 2001.

(h) “Commitment Fee” shall mean a fee of $53,000.00 due to MLBFS in connection with this Loan Agreement.

(i) “Default” shall mean either an “Event of Default” as defined in Section 4.5 hereof, or an event which with the giving of notice, passage of time, or both, would constitute such an Event of Default.

(j) “General Funding Conditions” shall mean each of the following conditions precedent to the obligation of MLBFS to make the Loan or any Subsequent WCMA Loan hereunder (i) Customer shall have validly subscribed to and continued to maintain the WCMA Account with MLPF&S, and the WCMA Account shall then be reflected as an active “Commercial” WCMA Account (i.e., one with line of credit capabilities) on MLPF&S’ WCMA computer system, (ii) no Default shall have occurred and be continuing or would result from the making of the Loan or such Subsequent WCMA Loan by MLBFS, (iii) there shall not have occurred and be continuing any material adverse change in the business or financial condition of Customer or any Guarantor, (iv) all representations and warranties of Customer or any Guarantor herein or in any Additional Agreements shall then be true and correct in all material respects, (v) MLBFS shall have received this Loan Agreement and all Additional Agreements (including, without limitation, each of the Additional Agreements described in the definition of “Real Property Funding Condition”), duly executed and filed or recorded where applicable, all of which shall be in form and substance reasonably satisfactory to MLBFS, (vi) the Commitment Fee shall have been paid in full, (vii) MLBFS shall have received, as and to the extent applicable, copies of invoices, bills of sale, loan payoff letters and/or other evidence reasonably satisfactory to it that the proceeds of the Loan will satisfy the Loan Purpose; (viii) MLBFS shall have received evidence reasonably satisfactory to it as to the ownership of the Collateral and the perfection and priority of MLBFS’ liens and security interests thereon, as well as the ownership of and the perfection and priority of MLBFS’ liens and security interests on any other collateral for the Obligations furnished pursuant to any of the Additional Agreements, (ix) MLBFS shall have received evidence reasonably satisfactory to it of the insurance required hereby or by any of the Additional Agreements, and (x) any additional conditions specified in the “WCMA Reducing Revolver Loan Approval” letter executed by MLBFS with respect to the transactions contemplated hereby shall have been met to the reasonable satisfaction of MLBFS.

(k) “Guarantor” shall mean a person or entity who has either guaranteed or provided collateral for any or all of the Obligations, and “Business Guarantor” shall mean any such Guarantor that is a corporation, partnership, proprietorship, limited liability company or other entity regularly engaged in a business activity.

(l) “Interest Due Date” shall mean the last Business Day of each calendar month during the term hereof (or, if Customer makes special arrangements with MLPF&S, on the last Friday of each calendar month during the term hereof).

(m) “Interest Rate” shall mean a variable per annum rate equal to the sum of (i) 2.30% per annum, and (ii) the interest rate from time to time published in the “Money Rates” section of The Wall Street Journal as the “Dealer Commercial Paper” rate for 30-day high-grade unsecured notes sold through dealers by major corporations (the “30-day Dealer Commercial Paper Rate”). The Interest Rate will change as of the date of publication in The Wall Street Journal of a 30-day Dealer Commercial Paper Rate that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the 30-day Dealer Commercial Paper Rate, MLBFS will choose a reasonably comparable index or source to use as the basis for the Interest Rate.

(n) “Loan” shall mean the specific Reducing Revolver by MLBFS to Customer pursuant to this Agreement for the Loan Purpose and in the Loan Amount.

(o) “Loan Amount’” shall mean an amount equal to the lesser of (i) 80% of the fair market value of the Real Property, as determined by the appraisal required to be furnished by Customer to MLBFS pursuant hereto, (ii) the aggregate amount which Customer shall request be advanced by MLBFS on account of the Loan Purpose on the Closing Date, or (ii) $8,000,000.00.

(p) “Loan Purpose” shall mean the purpose for which the proceeds of the Loan will be used, to wit to refinance an existing mortgage loan with G E Capital and the remaining proceeds will be used for expansion and acquisition of additional ambulatory surgery centers.

(q) “Location of Tangible Collateral” shall mean the address of Customer set forth at the beginning of this Loan Agreement, together with any other address or addresses set forth on an exhibit hereto as being a Location of Tangible Collateral.

(r) “Maximum WCMA Line of Credit” shall mean the maximum aggregate line of credit which MLBFS will extend to Customer subject to the terms and conditions hereof, as the same shall be reduced each month in accordance with the terms hereof. On the Closing Date, the Maximum WCMA Line of Credit will equal the Loan Amount.

(s) “Obligations” shall mean all liabilities, indebtedness and other obligations of Customer to MLBFS, howsoever created, arising or evidenced, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary or joint or several, and, without limiting the foregoing, shall include interest accruing after the filing of any petition in bankruptcy, and all present and future liabilities, indebtedness and obligations of Customer under this Loan Agreement.

(t) “Permitted Liens” shall mean with respect to the Collateral (i) liens for current taxes not delinquent, other non-consensual liens arising in the ordinary course of business for sums not due, and, if MLBFS’ rights to and interest in the Collateral are not materially and adversely affected thereby, any such liens for taxes or other non-consensual liens arising in the ordinary course of business being contested in good faith by appropriate proceedings, (ii) liens in favor of MLBFS, (iii) liens which will be discharged with the proceeds of the initial WCMA Loan, (iv) existing liens, if any, upon Accounts, Chattel Paper, Contract Rights, and Inventory of Customer, together with any future purchase money liens upon Inventory of Customer, and (v) any other liens expressly permitted in writing by MLBFS.

(u) “Real Properties” shall mean the real properties and improvements thereon commonly known as 4301 Vista Road, 4301A Vista Road and 4301B Vista Road, Pasadena, Texas 77504.

(v) “Real Property Funding Condition” shall mean that Customer, at Customer’s expense, shall have furnished or caused to be furnished to MLBFS all of the following, in form and substance reasonably satisfactory to MLBFS (i) a first mortgage or deed of trust upon each of the Real Properties in favor of MLBFS (including an assignment of rents and a security agreement granting to MLBFS a first security interest upon all fixtures now or hereafter located upon each of the Real Properties), (ii) if any of the Real Properties are over 25 years old, a Property Condition Report prepared by an engineer selected by MLBFS setting forth any deferred maintenance on each of the Real Properties and capital improvements required to maintain each of the Real Properties during the term of the credit facility being provided by MLBFS, (iii) a Phase 1 Environmental Audit Report on each of the Real Properties, prepared by an environmental specialist selected by MLBFS, disclosing no conditions that are reasonably unacceptable to MLBFS, (iv) an appraisal of each of the Real Properties prepared by an MAI appraiser selected by MLBFS demonstrating an aggregate fair market value of not less than $10,000,000.00, and (v) such other agreements, documents and instruments in connection with the Real Properties or MLBFS’ lien thereon as MLBFS or the title insurance company may reasonably require.

(w) “Subsequent WCMA Loan” shall mean each WCMA Loan other than the Loan, including, without limitation, each WCMA Loan to pay accrued interest.

(x) “Termination Date” shall mean the first to occur of (i) the last Business Day of the one hundred twentieth (120th) full calendar month following the Closing Date, or (ii) if earlier, the date of termination of the WCMA Line of Credit pursuant to the terms hereof.

(y) “WCMA Account” shall mean and refer to the Working Capital Management Account of Customer with MLPF&S identified as WCMA Account No. 582-07L53 and any successor Working Capital Management Account of Customer with MLPF&S.

(z) “WCMA Loan” shall mean each advance made by MLBFS pursuant to the WCMA Line of Credit, including the Loan and each Subsequent WCMA Loan.

(aa) “WCMA Loan Balance” shall mean an amount equal to the aggregate unpaid principal balance of all WCMA Loans.

1.2 Other Terms. Except as otherwise defined herein, (i) all terms used in this Loan Agreement which are defined in the Uniform Commercial Code of Illinois (“UCC”) shall have the meanings set forth in the UCC, and (ii) capitalized terms used herein which are defined in the WCMA Agreement (including, without limitation, “Money Accounts”, “Minimum Money Accounts Balance”, “WCMA Directed Reserve Program” and “WCMA Program”) shall have the meanings set forth in the WCMA Agreement.

Article II.

THE LOAN

2.1 Commitment. Subject to the terms and conditions hereof, MLBFS hereby agrees to make the Loan to Customer, and Customer hereby agrees to borrow the Loan from MLBFS. Except as otherwise provided in Section 3.1 hereof, the entire proceeds of the Loan will be disbursed by MLBFS out of the WCMA Line of Credit either directly to the applicable third party or parties on account of the Loan Purpose or to reimburse Customer for amounts directly expended by it for the Loan Purpose, all as directed by Customer in a Closing Certificate to be executed and delivered to MLBFS prior to the date of funding.

2.2 Conditions of MLBFS’ Obligation. The Closing Date and MLBFS’ obligations to activate the WCMA Line of Credit, as hereafter set forth, and make the Loan on the Closing Date are subject to the prior fulfillment of each of the following conditions: (a) not less than two Business Days prior to any requested funding date, MLBFS shall have received a Closing

Certificate, duly executed by Customer, setting forth, among other things, the amount of the Loan and the method of payment and payee(s) of the proceeds thereof, (b) after giving effect to the Loan, the WCMA Loan Balance will not exceed either the Maximum WCMA Line of Credit or the Loan Amount. (c) the Commitment Expiration Date shall not then have occurred, and (d) each of the General Funding Conditions and the Real Property Funding Condition shall then have been met or satisfied to the reasonable satisfaction of MLBFS.

2.3 Commitment Fee. In consideration of the agreement by MLBFS to extend the Loan and any Subsequent WCMA Loans to Customer in accordance with and subject to the terms hereof, Customer has paid or shall, on or before the Closing Date pay, the Commitment Fee to MLBFS. Customer acknowledges and agrees that the Commitment Fee has been fully earned by MLBFS, and that it will not under any circumstances be refundable.

2.4 Use of Loan Proceeds. Unless otherwise agreed by MLBFS in writing, the proceeds of the Loan shall be used solely for the Loan Purpose. The Proceeds of each Subsequent WCMA Loan initiated by Customer shall be used by Customer solely for working capital in the ordinary course of its business, or, with the prior written consent of MLBFS, for other lawful business purposes of Customer not prohibited hereby. Customer agrees that under no circumstances will the proceeds of the Loan or any Subsequent WCMA Loan be used: (i) for personal, family or household purposes of any person whatsoever, or (ii) to purchase, carry or trade in securities, or repay debt incurred to purchase, carry or trade in securities, whether in or in connection with the WCMA Account, another account of Customer with MLPF&S or an account of Customer at any other broker or dealer in securities, or (iii) unless otherwise consented to in writing by MLBFS, to pay any amount to Merrill Lynch and Co., Inc., or any of its subsidiaries, other than Merrill Lynch Bank USA, Merrill Lynch Bank & Trust Co. or any subsidiary of either of them (including MLBFS and Merrill Lynch Credit Corporation).

Article III.

THE WCMA LINE OF CREDIT

3.1 Activation of the WCMA Line of Credit. Subject to the terms and conditions hereof, on the Closing Date MLBFS will activate a WCMA Line of Credit for Customer in the Loan Amount. The Loan will be funded out of the WCMA Line of Credit immediately after such activation (or, if and to the extent otherwise expressly contemplated in the definition of Loan Purpose or otherwise directed in the Closing Certificate and hereafter expressly agreed by MLBFS, all or part of the Loan may be made available as a WCMA Line of Credit and funded by Customer).

3.2 Subsequent WCMA Loans. Subject to the terms and conditions hereof, during the period from and after the Closing Date to the Termination Date: (a) Customer may repay the WCMA Loan Balance in whole or in part at any time without premium or penalty, and request a re-borrowing of amounts repaid on a revolving basis, and (b) in addition to Subsequent WCMA Loans made automatically to pay accrued interest, as hereafter provided, MLBFS will make such Subsequent WCMA Loans as Customer may from time to time request or be deemed to have requested in accordance with the terms hereof. Customer may request Subsequent WCMA Loans by use of WCMA Checks, FTS, Visa® charges, wire transfers, or such other means of access to the WCMA Line of Credit as may be permitted by MLBFS from time to time, it being understood that so long as the WCMA Line of Credit shall be in effect, any charge or debit to the WCMA Account which but for the WCMA Line of Credit would under the terms of the WCMA Agreement result in an overdraft, shall be deemed a request by Customer for a Subsequent WCMA Loan.

3.3 Conditions of Subsequent WCMA Loans. Notwithstanding the foregoing, MLBFS shall not be obligated to make any Subsequent WCMA Loan, and may without notice refuse to honor any such request by Customer, if at the time of receipt by MLBFS of Customer’s request (a) the making of such Subsequent WCMA Loan would cause the Maximum WCMA Line of Credit, as reduced pursuant to the provisions of Section 3.6 hereof, to be exceeded, or (b) the Termination Date shall have occurred, or (c) an event shall have occurred and be continuing which shall have caused any of the General Funding Conditions to not then be met or satisfied to the reasonable satisfaction of MLBFS. The making by MLBFS of any Subsequent WCMA Loan (including, without limitation, the making of a Subsequent WCMA Loan to pay accrued interest or late charges, as hereafter provided) at a time when any one or more of said conditions shall not have been met shall not in any event be construed as a waiver of said condition or conditions or of any Default, and shall not prevent MLBFS at any time thereafter while any condition shall not have been met from refusing to honor any request by Customer for a Subsequent WCMA Loan.

3.4 WCMA Note. Customer hereby promises to pay to the order of MLBFS, at the times and in the manner set forth in this Loan Agreement, or in such other manner and at such place as MLBFS may hereafter designate in writing (a) the WCMA Loan Balance, (b) interest at the Interest Rate on the outstanding WCMA Loan Balance (computed for the actual number of days elapsed on the basis of a year consisting of 360 days), from and including the date on which the Loan is made until the date of payment of all WCMA Loans in full, and (c) on demand, all other sums payable pursuant to this Loan Agreement, including, but not limited to, any late charges. Except as otherwise expressly set forth herein, Customer hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor, notice of acceleration, notice of intent to accelerate and all other notices and formalities in connection with this WCMA Note and this Loan Agreement.

3.5 Interest. (a) An amount equal to accrued interest on the WCMA Loan Balance shall be payable by Customer monthly on each Interest Due Date, commencing with the Interest Due Date occurring in the calendar month in which the Closing Date shall occur. Unless otherwise hereafter directed in writing by MLBFS on or after the Termination Date, such interest will be automatically charged to the WCMA Account on the applicable Interest Due Date, and, to the extent not paid with free credit balances or the proceeds of sales of any Money Accounts then in the WCMA Account, as hereafter provided, such interest will be paid by a Subsequent WCMA Loan and added to the WCMA Loan Balance. All interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

(b) Notwithstanding any provision to the contrary in this Agreement or any of the Additional Agreements, no provision of this Agreement or any of the Additional Agreements shall require the payment or permit the collection of any amount in excess of the maximum amount of interest permitted to be charged by law (“Excess Interest”) if any Excess Interest is provided for, or is adjudicated as being provided for, in this Agreement or any of the Additional Agreements, then. (i) Customer shall not be obligated to pay any Excess Interest, and (ii) any Excess Interest that MLBFS may have received hereunder or under any of the Additional Agreements shall, at the option of MLBFS, be either applied as a credit against the then WCMA Loan Balance, or refunded to the payer thereof.

3.6 Periodic Reduction of Maximum WCMA Line of Credit. Commencing on the last Business Day of the first full calendar month following the Closing Date, and continuing on the last Business Day of each calendar month thereafter to and including the last Business Day of the one hundred nineteenth (119th) such calendar month, the Maximum WCMA Line of Credit shall be reduced by an amount equal to one-one hundred eightieth (1/180th) of the Loan Amount per month. Unless the WCMA Line of Credit shall have been earlier terminated pursuant to the terms hereof, on the last Business Day of the one hundred twentieth (120th) such calendar month, the WCMA Line of Credit shall, without further action of either of the parties hereto, be terminated, Customer shall pay to MLBFS the entire WCMA Loan Balance, if any, and all other Obligations, and the WCMA Account, at the option of Customer, will either be converted to a WCMA Cash Account (subject to any requirements of MLPF&S) or terminated. No failure or delay on the part of MLBFS in entering into the WCMA computer system any scheduled reduction in the Maximum WCMA Line of Credit pursuant to this Section shall have the effect of preventing or delaying such reduction.

3.7 Mandatory Payments. CUSTOMER AGREES THAT IT WILL, WITHOUT DEMAND, INVOICING OR THE REQUEST OF MLBFS, FROM TIME TO TIME MAKE SUFFICIENT PAYMENTS ON ACCOUNT OF THE WCMA LOAN BALANCE TO ASSURE THAT THE WCMA LOAN BALANCE WILL NOT AT ANY TIME EXCEED THE MAXIMUM WCMA LINE OF CREDIT, AS REDUCED EACH MONTH PURSUANT TO SECTION 3.6 HEREOF.

3.8 Method of Making Payments. All payments required or permitted to be made pursuant to this Loan Agreement shall be made in lawful money of the United States. Unless otherwise hereafter directed by MLBFS, such payments may be made by the delivery of checks (other than WCMA Checks), or by means of FTS or wire transfer of funds (other than funds from the WCMA Line of Credit) to MLPF&S for credit to the WCMA Account. Payments to MLBFS from funds in the WCMA Account shall be deemed to be made by Customer upon the same basis and schedule as funds are made available for investment in the Money Accounts in accordance with the terms of the WCMA Agreement. The acceptance by or on behalf of MLBFS of a check or other payment for a lesser amount than shall be due from Customer, regardless of any endorsement or statement thereon or transmitted therewith, shall not be deemed an accord and satisfaction or anything other than a payment on account, and MLBFS or anyone acting on behalf of MLBFS may accept such check or other payment without prejudice to the rights of MLBFS to recover the balance actually due or to pursue any other remedy under this Loan Agreement or applicable law for such balance. All checks accepted by or on behalf of MLBFS in connection with this Loan Agreement are subject to final collection.

3.9 Irrevocable Instructions to MLPF&S. In order to minimize the WCMA Loan Balance, Customer hereby irrevocably authorizes and directs MLPF&S, effective on the Closing Date and continuing thereafter so long as this Agreement shall be in effect: (a) to immediately and prior to application for any other purpose pay to MLBFS to the extent of any WCMA Loan Balance or other amounts payable by Customer hereunder all available free credit balances from time to time in the WCMA Account, and (b) if such available free credit balances are insufficient to pay the WCMA Loan Balance and such other amounts, and there are in the WCMA Account at any time any investments in Money Accounts (other than any investments constituting any Minimum Money Accounts Balance under the WCMA Directed Reserve Program), to immediately liquidate such investments and pay to MLBFS to the extent of any WCMA Loan Balance and such other amounts the available proceeds from the liquidation of any such Money Accounts.

3.10 Late Charge. Any payment or deposit required to be made by Customer pursuant to this Loan Agreement or any of the Additional Agreements not paid or made within ten (10) days of the applicable due date shall be subject to a late charge in an amount equal to the lesser of (a) 5% of the overdue amount, or (b) the maximum amount permitted by applicable law. Such late charge shall be payable on demand, or, without demand, may in the sole discretion of MLBFS be paid by a Subsequent WCMA Loan and added to the WCMA Loan Balance in the same manner as provided herein for accrued interest with respect to the WCMA Line of Credit.

3.11 Prepayment. Customer may prepay the Loan and any Subsequent WCMA Loan at any time in whole or in part without premium or penalty.

3.12 Option of Customer to Terminate. Customer will have the option to terminate the WCMA Line of Credit at any time upon written notice to MLBFS. Concurrently with any such termination, Customer shall pay to MLBFS the entire WCMA Loan Balance and all other Obligations.

3.13 Limitation of Liability. MLBFS shall not be responsible, and shall have no liability to Customer or any other party, for any delay or failure of MLBFS to honor any request of Customer for a WCMA Loan or any other act or omission of MLBFS, MLPF&S or any of their affiliates due to or resulting from any system failure, error or delay in posting or other clerical error, loss of power, fire, Act of God or other cause beyond the reasonable control of MLBFS, MLPF&S or any of their affiliates unless directly arising out of the willful wrongful act or active gross negligence of MLBFS. In no event shall MLBFS be liable to Customer or any other party for any incidental or consequential damages arising from any act or omission by MLBFS, MLPF&S or any of their affiliates in connection with the WCMA Line of Credit or this Loan Agreement.

3.14 Statements. MLPF&S will include in each monthly statement it issues under the WCMA Program information with respect to WCMA Loans and the WCMA Loan Balance. Any questions that Customer may have with respect to such information or the Loan should be directed to MLBFS; and any questions with respect to any other matter in such statements or about or affecting the WCMA Program should be directed to MLPF&S.

Article IV.

GENERAL PROVISIONS

4.1 Representations and Warranties.

Customer represents and warrants to MLBFS that:

(a) Organization and Existence. Customer is a corporation, duly organized and validly existing in good standing under the laws of the State of Nevada and is qualified to do business and in good standing in each other state where the nature of its business or the property owned by it make such qualification necessary, and, where applicable, each Business Guarantor is duly organized, validly existing and in good standing under the laws of the state of its formation and is qualified to do business and in good standing in each other state where the nature of its business or the property owned by it make such qualification necessary.

(b) Execution, Delivery and Performance. The execution, delivery and performance by Customer of this Loan Agreement and by Customer and each Guarantor of such of the Additional Agreements to which it is a party (i) have been duly authorized by all requisite action, (ii) do not and will not violate or conflict with any law or other governmental requirement, or any of the agreements, instruments or documents which formed or govern Customer or any such Guarantor, and (iii) do not and will not breach or violate any of the provisions of, and will not result in a default by Customer or any such Guarantor under, any other agreement, instrument or document to which it is a party or by which it or its properties are bound.

(c) Notices and Approvals. Except as may have been given or obtained, no notice to or consent or approval of any governmental body or authority or other third party whatsoever (including, without limitation, any other creditor) is required in connection with the execution, delivery or performance by Customer or any Guarantor of such of this Loan Agreement and the Additional Agreements to which it is a party.

(d) Enforceability. This Loan Agreement and such of the Additional Agreements to which Customer or any Guarantor is a party are the respective legal, valid and binding obligations of Customer and such Guarantor, enforceable against it or them, as the case may be, in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally or by general principles of equity.

(e) Collateral. Except for any Permitted Liens (i) Customer has good and marketable title to the Collateral, (ii) none of the Collateral is subject to any lien, encumbrance or security interest, and (iii) upon the filing of all Uniform Commercial Code financing statements executed by Customer with respect to the Collateral in the appropriate jurisdiction(s) and/or the completion of any other action required by applicable law to perfect its liens and security interests, MLBFS will have valid and perfected first liens and security interests upon all of the Collateral.

(f) Financial Statements. Except as expressly set forth in Customer’s or any Business Guarantor’s financial statements, all financial statements of Customer and each

Business Guarantor furnished to MLBFS have been prepared in conformity with generally accepted accounting principles, consistently applied, are true and correct in all material respects, and fairly present the financial condition of it as at such dates and the results of its operations for the periods then ended (subject, in the case of interim unaudited financial statements, to normal year-end adjustments), and since the most recent date covered by such financial statements, there has been no material adverse change in any such financial condition or operation. All financial statements furnished to MLBFS of any Guarantor other than a Business Guarantor are true and correct in all material respects and fairly represent such Guarantor’s financial condition as of the date of such financial statements, and since the most recent date of such financial statements, there has been no material adverse change in such financial condition.

(g) Litigation. No litigation, arbitration, administrative or governmental proceedings are pending or, to the knowledge of Customer, threatened against Customer or any Guarantor, which would, if adversely determined, materially and adversely affect the liens and security interests of MLBFS hereunder or under any of the Additional Agreements, the financial condition of Customer or any such Guarantor or the continued operations of Customer or any Business Guarantor.

(h) Tax Returns. All federal, state and local tax returns, reports and statements required to be filed by Customer and each Guarantor have been filed with the appropriate governmental agencies and all taxes due and payable by Customer and each Guarantor have been timely paid (except to the extent that any such failure to file or pay will not materially and adversely affect either the liens and security interests of MLBFS hereunder or under any of the Additional Agreements, the financial condition of Customer or any Guarantor, or the continued operations of Customer or any Business Guarantor).

(i) Collateral Location. All of the tangible Collateral is located at a Location of Tangible Collateral.

(j) No Outside Broker. Except for employees of MLBFS, MLPF&S or one of their affiliates, Customer has not in connection with the transactions contemplated hereby directly or indirectly engaged or dealt with, and was not introduced or referred to MLBFS by, any broker or other loan arranger.

(k) Owner-Occupied. Not less than 35% of the Real Property is regularly occupied for use in a business operated by Customer or one or more entities which are either (i) more than 50% owned and controlled by Customer or a Guarantor, or (ii) if Customer is an entity, which own and control more than 50% of Customer.

Each of the foregoing representations and warranties (i) has been and will be relied upon as an inducement to MLBFS to make the Loan and each Subsequent WCMA Loan, and (ii) is continuing and shall be deemed remade by Customer on the Closing Date, and concurrently with each request by Customer for a Subsequent WCMA Loan.

4.2 Financial and Other Information.

(a) Customer shall furnish or cause to be furnished to MLBFS during the term of this Loan Agreement all of the following:

(i) Annual Financial Statements. Within 120 days after the close of each fiscal year of Customer, a copy of the annual audited and consolidated financial statements of Customer and the annual audited and consolidated financial statements of each Business Guarantor, including, in each case, in reasonable detail, a balance sheet and statement of retained earnings as at the close of such fiscal year and statements of profit and loss and cash flow for such fiscal year,

(ii) Interim Financial Statements. Within 45 days after the close of each fiscal quarter of Customer, a copy of the interim consolidated financial statements of Customer and each Business Guarantor for such fiscal quarter (including in reasonable detail both a balance sheet as of the close of such fiscal period, and statement of profit and loss for the applicable fiscal period),

(iii) Paid Tax Bills. A copy of each real estate tax bill on or issued in connection with the Real Property, together with evidence of payment of such tax bill, and

(iv) Other Information. Such other information as MLBFS may from time to time reasonably request relating to Customer, any Guarantor or the Collateral.

(b) General Agreements With Respect to Financial Information. Customer agrees that except as otherwise specified herein or otherwise agreed to in writing by MLBFS (i) all annual financial statements required to be furnished by Customer to MLBFS hereunder will be prepared by either the current independent accountants for Customer or other independent accountants reasonably acceptable to MLBFS, and (ii) all other financial information required to be furnished by Customer to MLBFS hereunder will be certified as correct in all material respects by the party who has prepared such information, and, in the case of internally prepared information with respect to Customer or any Business Guarantor, certified as correct by their respective chief financial officer.

4.3 Other Covenants. Customer further covenants and agrees during the term of this Loan Agreement that:

(a) Financial Records; Inspection. Customer and each Business Guarantor will (i) maintain at its principal place of business complete and accurate books and records, and maintain all of its financial records in a manner consistent with the financial statements heretofore furnished to MLBFS, or prepared on such other basis as may be approved in writing by MLBFS, and (ii) permit MLBFS or its duly authorized representatives, upon reasonable notice and at reasonable times, to inspect its properties (both real and personal), operations, books and records.

(b) Taxes. Customer and each Guarantor will pay when due all taxes, assessments and other governmental charges, howsoever designated, and all other liabilities and obligations, except to the extent that any such failure to pay will not materially and adversely affect either the liens and security interests of MLBFS hereunder or under any of the Additional Agreements, the financial condition of Customer or any Guarantor or the continued operations of Customer or any Business Guarantor.

(c) Compliance With Laws and Agreements. Neither Customer nor any Guarantor will violate any law, regulation or other governmental requirement, any judgment or order of any court or governmental agency or authority, or any agreement, instrument or document to which it is a party or by which it is bound, if any such violation will materially and adversely affect either the liens and security interests of MLBFS hereunder or under any of the Additional Agreements, the financial condition of Customer or any Guarantor, or the continued operations of Customer or any Business Guarantor.

(d) No Use of Merrill Lynch Name. Neither Customer nor any Guarantor will directly or indirectly publish, disclose or otherwise use in any advertising or promotional material, or press release or interview, the name, logo or any trademark of MLBFS, MLPF&S, Merrill Lynch and Co. Incorporated or any of their affiliates.

(e) Notification By Customer. Customer shall provide MLBFS with prompt written notification of (i) any Default, (ii) any materially adverse change in the business, financial condition or operations of Customer or any Business Guarantor, (iii) any information which indicates that any financial statements of Customer or any Guarantor fail in any material respect to present fairly the financial condition and results of operations purported to be presented in such statements, and (iv) any change in Customers outside accounts. Each notification by Customer pursuant hereto shall specify the event or information causing such notification, and, to the extent applicable, shall specify the steps being taken to rectify or remedy such event or information.

(f) Notice of Change. Customer shall give MLBFS not less than 30 days prior written notice of any change in the name (including any fictitious name) or principal place of business or residence of Customer or any Guarantor.

(g) Real Estate Expense Deposit. On or before the date of execution hereof by Customer, Customer shall pay to MLBFS a “Real Estate Expense Deposit” in the amount of $7,000.00. Said deposit, which shall not bear interest and which need not be segregated from other funds of MLBFS, shall be applied by MLBFS on account of the out-of-pocket expenses to third parties incurred in fulfilling the Real Property Funding Condition. On the final Closing Date, or if this Loan Agreement and any commitment of MLBFS to make the Loan shall for any reason be terminated without a funding of any portion of the Loans, then promptly after the date of such termination, any unused portion of the Real Estate Expense Deposit shall be refunded to Customer. Nothing herein shall alter the primary liability of Customer to pay or reimburse MLBFS for all of the out-of-pocket expenses to third parties incurred in fulfilling the Real Property Funding Condition, whether or not the Loan is funded.

(h) Continuity. Except upon the prior written consent of MLBFS, which consent will not be unreasonably withheld (i) neither Customer nor any Business Guarantor shall be a party to any merger or consolidation with, or purchase or otherwise acquire all or substantially all of the assets of, or any material stock, partnership, joint venture or other equity interest in, any person or entity, or sell, transfer or lease all or any substantial part of its assets, if any such action would result in either: (A) a material change in the principal business, ownership or control of Customer or such Business Guarantor, or (B) a material adverse change in the financial condition or operations of Customer or such Business Guarantor, (ii) Customer and each Business Guarantor shall preserve their respective existence and good standing in the jurisdiction(s) of establishment and operation, (iii) neither Customer nor any Business Guarantor shall engage in any material business substantially different from their respective business in effect as of the date of application by Customer for credit from MLBFS, or cease operating any such material business, (iv) nether Customer nor any Business Guarantor shall cause or permit any other person or entity to assume or succeed to any material business or operations of Customer or such Business Guarantor, and (v) neither Customer nor any Business Guarantor shall cause or permit any material change in its controlling ownership.

(i) Minimum Tangible Net Worth. Customer’s and Business Guarantors’ (on a consolidated basis) “tangible net worth” shall at all times exceed $15,000,000.00. For the purposes hereof, the term “tangible net worth” shall mean Customer’s and Business Guarantors’ (on a consolidated basis) net worth as shown on Customer’s and Business Guarantors’ regular consolidated financial statements prepared in a manner consistent with the terms hereof, but excluding an amount equal to (i) any assets which are ordinarily classified as “intangible” in accordance with generally accepted accounting principles, and (ii) any amounts now or hereafter directly or indirectly owing to Customer or Business Guarantors by officers, shareholders or affiliates of Customer and Business Guarantors.

(j) Minimum Net Cash Flow. The “Net Cash Flow” of Customer and Business Guarantors (on a consolidated basis) as of the end of each of its fiscal years shall not be less than $1,600,000.00. As used herein, “Net Cash Flow” shall mean the (i) the sum of Customer’s and Business Guarantors’ (on a consolidated basis) annual net after-tax income, any non-recurring expenses, and depredation and similar non-cash charges, less (ii) the sum of the current portion of Customer’s and Business Guarantors’ (on a consolidated basis) long term debt, any non-recurring income, and any dividends or other distributions to its owners, all as set forth on Customer’s and Business Guarantors’ regular annual consolidated financial statements prepared in a manner consistent with the terms hereof.

4.4 Collateral.

(a) Pledge of Collateral. To secure payment and performance of the Obligations, Customer hereby pledges, assigns, transfers and sets over to MLBFS, and grants to MLBFS first liens and security interests in and upon all of the Collateral, subject only to Permitted Liens.

(b) Liens. Except upon the prior written consent of MLBFS, Customer shall not create or permit to exist any lien, encumbrance or security interest upon or with respect to any Collateral now owned or hereafter acquired other than Permitted Liens.

(c) Performance of Obligations. Customer shall perform all of its obligations owing on account of or with respect to the Collateral, it being understood that nothing herein, and no action or inaction by MLBFS, under this Loan Agreement or otherwise, shall be deemed an assumption by MLBFS of any of Customer’s said obligations.

(d) Sales and Collections. So long as no Event of Default shall have occurred and be continuing, Customer may in the ordinary course of its business (i) sell any Inventory normally held by Customer for sale, (ii) use or consume any materials and supplies normally held by

Customer for use or consumption, and (iii) collect all of its Accounts Customer shall take such action with respect to protection of its Inventory and the other Collateral and the collection of its Accounts as MLBFS may from time to time reasonably request.

(e) Account Schedules. Upon the request of MLBFS, made now or at any reasonable time or times hereafter, Customer shall deliver to MLBFS, in addition to the other information required hereunder, a schedule identifying, for each Account and all Chattel Paper subject to MLBFS’ security interests hereunder, each Account Debtor by name and address and amount, invoice or contract number and date of each invoice or contract Customer shall furnish to MLBFS such additional information with respect to the Collateral, and amounts received by Customer as proceeds of any of the Collateral, as MLBFS may from time to time reasonably request.

(f) Alterations and Maintenance. Except upon the prior written consent of MLBFS, Customer shall not make or permit any material alterations to any tangible Collateral which might materially reduce or impair its market value or utility. Customer shall at all times keep the tangible Collateral in good condition and repair, reasonable wear and tear excepted, and shall pay or cause to be paid all obligations arising from the repair and maintenance of such Collateral, as well as all obligations with respect to each Location of Tangible Collateral, except for any such obligations being contested by Customer in good faith by appropriate proceedings.

(g) Location. Except for movements required in the ordinary course of Customer’s business, Customer shall give MLBFS 30 days’ prior written notice of the placing at or movement of any tangible Collateral to any location other than a Location of Tangible Collateral. In no event shall Customer cause or permit any material tangible Collateral to be removed from the United States without the express prior written consent of MLBFS.

(h) Insurance. Customer shall insure all of the tangible Collateral under a policy or policies of physical damage insurance providing that losses will be payable to MLBFS as its interests may appear pursuant to a Lender’s Loss Payable Endorsement and containing such other provisions as may be reasonably required by MLBFS. Customer shall further provide and maintain a policy or policies of comprehensive public liability insurance naming MLBFS as an additional party insured. Customer and each Business Guarantor shall maintain such other insurance as may be required by law or is customarily maintained by companies in a similar business or otherwise reasonably required by MLBFS. All such insurance policies shall provide that MLBFS will receive not less than 10 days prior written notice of any cancellation, and shall otherwise be in form and amount and with an insurer or Insurers reasonably acceptable to MLBFS. Customer shall furnish MLBFS with a copy or certificate of each such policy or policies and, prior to any expiration or cancellation, each renewal or replacement thereof.

(i) Event of Loss. Customer shall at its expense promptly repair all repairable damage to any tangible Collateral. In the event that any tangible Collateral is damaged beyond repair, lost, totally destroyed or confiscated (an “Event of Loss”) and such Collateral had a value prior to such Event of Loss of $25,000.00 or more, then, on or before the first to occur of (i) 90 days after the occurrence of such Event of Loss, or (ii) 10 Business Days after the date on which either Customer or MLBFS shall receive any proceeds of insurance on account of such Event of Loss, or any underwriter of insurance on such Collateral shall advise either Customer or MLBFS that it disclaims liability in respect of such Event of Loss, Customer shall, at Customers option, either replace the Collateral subject to such Event of Loss with comparable Collateral free of all liens other than Permitted Liens (in which event Customer shall be entitled to utilize the proceeds of insurance on account of such Event of Loss for such purpose, and may retain any excess proceeds of such insurance), or permanently prepay the Loan by an amount equal to the actual cash value of such Collateral as determined by either the insurance company’s payment (plus any applicable deductible) or, in absence of insurance company payment, as reasonably determined by MLBFS, it bang further understood that any such permanent prepayment shall be accompanied by a like permanent reduction in the Maximum WCMA Line of Credit. Notwithstanding the foregoing, if at the time of occurrence of such Event of Loss or any time thereafter prior to replacement or line reduction, as aforesaid, an Event of Default shall have occurred and be continuing hereunder, then MLBFS may at its sole option, exercisable at any time while such Event of Default shall be continuing, require Customer to either replace such Collateral or prepay the Loan and reduce the Maximum WCMA Line of Credit, as aforesaid.

(j) Notice of Certain Events. Customer shall give MLBFS immediate notice of any attachment, lien, judicial process, encumbrance or claim affecting or involving $25,000.00 or more of the Collateral.

(k) Indemnification. Customer shall indemnify, defend and save MLBFS harmless from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) of any nature whatsoever which may be asserted against or incurred by MLBFS arising out of or in any manner occasioned by (i) the ownership, collection, possession, use or operation of any Collateral, or (ii) any failure by Customer to perform any of its obligations hereunder, excluding, however, from said indemnity any such claims, liabilities, etc. arising directly out of the willful wrongful act or active gross negligence of MLBFS. This indemnity shall survive the expiration or termination of this Loan Agreement as to all matters arising or accruing prior to such expiration or termination.

4.5 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Loan Agreement.

(a) Failure to Pay. (i) Customer shall fail to deposit into the WCMA Account an amount sufficient to assure that the WCMA Loan Balance does not exceed the Maximum WCMA Line of Credit, as reduced in accordance with the provisions hereof, or (ii) Customer shall fail to pay to MLBFS or deposit into the WCMA Account when due any other amount owing or required to be paid or deposited by Customer under this Loan Agreement, or (iii) Customer shall fail to pay when due any other Obligations, and any such failure shall continue for more than five (5) Business Days after written notice thereof shall have been given by MLBFS to Customer.

(b) Failure to Perform. Customer or any Guarantor shall default in the performance or observance of any covenant or agreement on its part to be performed or observed under this Loan Agreement or any of the Additional Agreements (not constituting an Event of Default under any other clause of this Section), and such default shall continue unremedied for ten (10) Business Days after written notice thereof shall have been given by MLBFS to Customer.

(c) Breach of Warranty. Any representation or warranty made by Customer or any Guarantor contained in this Loan Agreement or any of the other Additional Agreements shall at any time prove to have been incorrect in any material respect when made.

(d) Default Under Other Agreement. A default or Event of Default by Customer or any Guarantor shall occur under the terms of any other agreement, instrument or document with or intended for the benefit of MLBFS, MLPF&S or any of their affiliates, and any required notice shall have been given and required passage of time shall have elapsed.

(e) Bankruptcy Event. Any Bankruptcy Event shall occur.

(f) Material Impairment. Any event shall occur which shall reasonably cause MLBFS to in good faith believe that the prospect of full payment or performance by Customer or any Guarantor of any of their respective liabilities or obligations under this Loan Agreement or any of the Additional Agreements to which Customer or such Guarantor is a party has been materially impaired. The existence of such a material impairment shall be determined in a manner consistent with the intent of Section 1-208 of the UCC.

(g) Acceleration of Debt to Other Creditors. Any event shall occur which results in the acceleration of the maturity of any indebtedness of $100,000.00 or more of Customer or any Guarantor to another creditor under any indenture, agreement, undertaking, or otherwise.

(h) Seizure or Abuse of Collateral. The Collateral, or any material part thereof, shall be or become subject to any material abuse or misuse, or any levy, attachment, seizure or confiscation which is not released within ten (10) Business Days.

4.6 Remedies.

(a) Remedies Upon Default. Upon the occurrence and during the continuance of any Event of Default, MLBFS may at its sole option do any one or more or all of the following, at such time and in such order as MLBFS may in its sole discretion choose.

(i) Termination. MLBFS may without notice terminate its obligation to make the Loan (if the Loan has not then been funded), terminate the WCMA Line of Credit, and terminate any obligation to make any Subsequent WCMA Loan (including, without limitation, any Subsequent WCMA Loan to pay accrued interest) or otherwise extend any credit to or for the benefit of Customer (it being understood that upon the occurrence of any Bankruptcy Event the WCMA Line of Credit and all such obligations shall automatically terminate without any action on the part of MLBFS), and upon any such termination MLBFS shall be relieved of all such obligations.

(ii) Acceleration. MLBFS may declare the WCMA Loan Balance and all other Obligations to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable, without presentment, demand for payment, protest and notice of protest, notice of dishonor, notice of acceleration, notice of intent to accelerate or other notice or formality of any kind, all of which are hereby expressly waived, provided, however, that upon the occurrence of any Bankruptcy Event the WCMA Loan

Balance and other Obligations shall automatically become due and payable without any action on the part of MLBFS.

(iii) Exercise Other Rights. MLBFS may exercise any or all of the remedies of a secured party under applicable law, including, but not limited to, the UCC, and any or all of its other rights and remedies under this Loan Agreement and the Additional Agreements.

(iv) Possession. MLBFS may require Customer to make the Collateral and the records pertaining to the Collateral available to MLBFS at a place designated by MLBFS which is reasonably convenient to Customer, or may take possession of the Collateral and the records pertaining to the Collateral without the use of any judicial process and without any prior notice to Customer.

(v) Sale. MLBFS may sell any or all of the Collateral at public or private sale upon such terms and conditions as MLBFS may reasonably deem proper. MLBFS may purchase any Collateral at any such public sale. The net proceeds of any such public or private sale and all other amounts actually collected or received by MLBFS pursuant hereto, after deducting all costs and expenses incurred at any time in the collection of the Obligations and in the protection, collection and sale of the Collateral, will be applied to the payment of the Obligations, with any remaining proceeds paid to Customer or whoever else may be entitled thereto, and with Customer and each Guarantor remaining jointly and severally liable for any amount remaining unpaid alter such application.

(vi) Delivery of Cash, Checks, Etc. MLBFS may require Customer to forthwith upon receipt, transmit and deliver to MLBFS in the form received, all cash, checks, drafts and other instruments for the payment of money (property endorsed, where required, so that such items may be collected by MLBFS) which may be received by Customer at any time in full or partial payment of any Collateral, and require that Customer not commingle any such items which may be so received by Customer with any other of its funds or property but instead hold them separate and apart and in trust for MLBFS until delivery is made to MLBFS.

(vii) Notification of Account. Debtors MLBFS may notify any Account Debtor that its Account or Chattel Paper has been assigned to MLBFS and direct such Account Debtor to make payment directly to MLBFS of all amounts due or becoming due with respect to such Account or Chattel Paper, and MLBFS may enforce payment and collect, by legal proceedings or otherwise, such Account or Chattel Paper.

(viii) Control of Collateral. MLBFS may otherwise take control in any lawful manner of any cash or non-cash items of payment or proceeds of Collateral and of any rejected, returned, stopped in transit or repossessed goods included in the Collateral and endorse Customer’s name on any item of payment on or proceeds of the Collateral.

(b) Set-Off. MLBFS shall have the further right upon the occurrence and during the continuance of an Event of Default to set-off, appropriate and apply toward payment of any of the Obligations, in such order of application as MLBFS may from time to time and at any time elect, any cash, credit, deposits, accounts, financial assets, investment property, securities and any other property of Customer which is in transit to or in the possession, custody or control of MLBFS, MLPF&S or any agent, bailee, or affiliate of MLBFS or MLPF&S. Customer hereby collaterally assigns and grants to MLBFS a continuing security interest in all such property as additional Collateral.

(c) Power of Attorney. Effective upon the occurrence and during the continuance of an Event of Default, Customer hereby irrevocably appoints MLBFS as its attorney-in-fact, with full power of substitution, in its place and stead and in its name or in the name of MLBFS, to from time to time in MLBFS’ sole discretion lake any action and to execute any instrument which MLBFS may deem necessary or advisable to accomplish the purposes of this Loan Agreement, including, but not limited to, to receive, endorse and collect all checks, drafts and other instruments for the payment of money made payable to Customer included in the Collateral.

(d) Remedies are Severable and Cumulative. All rights and remedies of MLBFS herein are severable and cumulative and in addition to all other rights and remedies available in the Additional Agreements, at law or in equity, and any one or more of such rights and remedies may be exercised simultaneously or successively.

(i) Notices. To the fullest extent permitted by applicable law, Customer hereby irrevocably waives and releases MLBFS of and from any and all liabilities and penalties for failure of MLBFS to comply with any statutory or other requirement imposed upon MLBFS relating to notices of sale, holding of sale or reporting of any sale, and Customer waives all rights of redemption or reinstatement from any such sale. Any notices required under applicable law shall be reasonably and property given to Customer if given by any of the methods provided herein at least 5 Business Days prior to taking action MLBFS shall have the right to postpone or adjourn any sale or other disposition of Collateral at any time without giving notice of any such postponed or adjourned date. In the event MLBFS seeks to take possession of any or all of the Collateral by court process, Customer further irrevocably waives to the fullest extent permitted by law any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession, and any demand for possession prior to the commencement of any suit or action.

4.7 Miscellaneous.

(a) Non-Waiver. No failure or delay on the part of MLBFS in exercising any right, power or remedy pursuant to this Loan Agreement or any of the Additional Agreements shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Neither any waiver of any provision of this Loan Agreement or any of the Additional Agreements, nor any consent to any departure by Customer therefrom, shall be effective unless the same shall be in writing and signed by MLBFS. Any waiver of any provision of this Loan Agreement or any of the Additional Agreements and any consent to any departure by Customer from the terms thereof shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, no notice to or demand on Customer shall in any case entitle Customer to any other or further notice or demand in similar or other circumstances.

(b) Disclosure. Customer hereby irrevocably authorizes MLBFS and each of its affiliates, including without limitation MLPF&S, to at any time (whether or not an Event of Default shall have occurred) obtain from and disclose to each other any and all financial and other information about Customer.

(c) Communications. All notices and other communications required or permitted hereunder or in connection with any of the Additional Agreements shall be in writing, and shall be either delivered personally, mailed by postage prepaid certified mail or sent by express overnight courier or by facsimile. Such notices and communications shall be deemed to be given on the date of personal delivery, facsimile transmission or actual delivery of certified mail, or one Business Day after delivery to an express overnight courier. Unless otherwise specified in a notice sent or delivered in accordance with the terms hereof, notices and other communications in writing shall be given to the parties hereto at their respective addresses set forth at the beginning of this Loan Agreement, or, in the case of facsimile transmission, to the parties at their respective regular facsimile telephone number.

(d) Fees, Expenses and Taxes. Customer shall pay or reimburse MLBFS for (i) all Uniform Commercial Code filing and search fees and expenses incurred by MLBFS in connection with the verification, perfection or preservation of MLBFS’ rights hereunder or in the Collateral or any other collateral for the Obligations, (ii) any and all stamp, transfer and other taxes and fees payable or determined to be payable in connection with the execution, delivery and/or recording of this Loan Agreement or any of the Additional Agreements, (iii) any and all reasonable fees and out-of-pocket expenses to third parties incurred by MLBFS in connection with the title insurance, environmental audit, appraisal, survey and other instruments or documents referred to in the definition of Real Property Funding Condition; and (iv) all reasonable fees and out-of-pocket expenses (including, but not limited to, reasonable fees and expenses of outside counsel) incurred by MLBFS in connection with the collection of any sum payable hereunder or under any of the Additional Agreements not paid when due, the enforcement of this Loan Agreement or any of the Additional Agreements and the protection of MLBFS’ rights hereunder or thereunder, excluding, however, salaries and normal overhead attributable to MLBFS’ employees. Customer hereby authorizes MLBFS, at its option, to either cause any and all such fees, expenses and taxes to be paid with a WCMA Loan, or invoice Customer therefor (in which event Customer shall pay all such fees, expenses and taxes within 5 Business Days after receipt of such invoice). The obligations of Customer under this paragraph shall survive the expiration or termination of this Loan Agreement and the discharge of the other Obligations.

(e) Right to Perform Obligations. If Customer shall fail to do any act or thing which it has covenanted to do under this Loan Agreement or any representation or warranty on the part of Customer contained in this Loan Agreement shall be breached, MLBFS may, in its sole discretion, after 5 Business Days written notice is sent to Customer (or such lesser notice, including no notice, as is reasonable under the circumstances), do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all reasonable amounts so expended by MLBFS shall be repayable to MLBFS by Customer upon demand, with interest at the Interest Rate during the period from and including the date funds are so expended by MLBFS to the date of repayment, and all such amounts shall be additional Obligations. The payment or performance by MLBFS of any of Customers obligations hereunder shall not relieve Customer of said obligations or of the consequences of having failed to pay or perform the same, and shall not waive or be deemed a cure of any Default.

(f) Further Assurances. Customer agrees to do such further acts and things and to execute and deliver to MLBFS such additional agreements, instruments and documents as MLBFS may reasonably require or deem advisable to effectuate the purposes of this Loan Agreement or any of the Additional Agreements, or to establish, perfect and maintain MLBFS’ security interests and liens upon the Collateral, including, but not limited to (i) executing financing statements or amendments thereto when and as reasonably requested by MLBFS, and (ii) if in the reasonable judgment of MLBFS it is required by local law, causing the owners and/or mortgagees of the real property on which any Collateral may be located to execute and deliver to MLBFS waivers or subordinations reasonably satisfactory to MLBFS with respect to any rights in such Collateral.

(g) Binding Effect. This Loan Agreement and the Additional Agreements shall be binding upon, and shall inure to the benefit of MLBFS, Customer and their respective successors and assigns. Customer shall not assign any of its rights or delegate any of its obligations under this Loan Agreement or any of the Additional Agreements without the prior written consent of MLBFS. Unless otherwise expressly agreed to in a writing signed by MLBFS, no such consent shall in any event relieve Customer of any of its obligations under this Loan Agreement or any of the Additional Agreements.

(h) Headings. Captions and section and paragraph headings in this Loan Agreement are inserted only as a matter of convenience, and shall not affect the interpretation hereof.

(i) Governing Law. This Loan Agreement and, unless otherwise expressly provided therein, each of the Additional Agreements, shall be governed in all respects by the laws of the State of Illinois.

(j) Severability of Provisions. Whenever possible, each provision of this Loan Agreement and the Additional Agreements shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Loan Agreement or any of the Additional Agreements which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Loan Agreement and the Additional Agreements or affecting the validity or enforceability of such provision in any other jurisdiction.

(k) Term. This Loan Agreement shall become effective on the date accepted by MLBFS at its office in Chicago, Illinois, and, subject to the terms hereof, shall continue in effect so long thereafter as (i) MLBFS shall be obligated to make the Loan, (ii) the WCMA Line of Credit shall be in effect, (iii) there shall be any moneys outstanding under this Loan Agreement, or (iv) there shall be any other Obligations outstanding.

(l) Counterparts. This Loan Agreement may be executed in one or more counterparts which, when taken together, constitute one and the same agreement.

(m) Jurisdiction; Waiver. CUSTOMER ACKNOWLEDGES THAT THIS LOAN AGREEMENT IS BEING ACCEPTED BY MLBFS IN PARTIAL CONSIDERATION OF MLBFS’ RIGHT AND OPTION, IN ITS SOLE DISCRETION, TO ENFORCE THIS LOAN AGREEMENT AND THE ADDITIONAL AGREEMENTS IN EITHER THE STATE OF ILLINOIS OR IN ANY OTHER JURISDICTION WHERE CUSTOMER OR ANY COLLATERAL FOR THE OBLIGATIONS MAY BE LOCATED. CUSTOMER IRREVOCABLY SUBMITS ITSELF TO JURISDICTION IN THE STATE OF ILLINOIS AND VENUE IN ANY STATE OR FEDERAL COURT IN THE COUNTY OF COOK FOR SUCH PURPOSES, AND CUSTOMER WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND THE CONVENIENCE OF ANY SUCH FORUM, AND ANY AND ALL RIGHTS TO REMOVE SUCH ACTION FROM STATE TO FEDERAL COURT. CUSTOMER FURTHER WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST MLBFS IN ANY JURISDICTION EXCEPT IN THE COUNTY OF COOK AND STATE OF ILLINOIS. MLBFS AND CUSTOMER HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER PARTY WITH RESPECT TO ANY MATTER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN, THIS LOAN AGREEMENT, ANY ADDITIONAL AGREEMENTS AND/OR ANY OF THE TRANSACTIONS WHICH ARE THE SUBJECT MATTER OF THIS LOAN AGREEMENT. CUSTOMER FURTHER WAIVES THE RIGHT TO BRING ANY NON-COMPULSORY COUNTERCLAIMS.

(n) Integration. THIS LOAN AGREEMENT, TOGETHER WITH THE ADDITIONAL AGREEMENTS, CONSTITUTES THE ENTIRE UNDERSTANDING AND REPRESENTS THE FULL AND FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR WRITTEN AGREEMENTS OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. WITHOUT LIMITING THE FOREGOING, CUSTOMER ACKNOWLEDGES THAT: (I) NO PROMISE OR COMMITMENT HAS BEEN MADE TO IT BY MLBFS, MLPF&S OR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS OR REPRESENTATIVES TO MAKE THE LOAN OR ANY SUBSEQUENT WCMA LOAN ON ANY TERMS OTHER THAN AS EXPRESSLY SET FORTH HEREIN, OR TO MAKE ANY OTHER LOAN OR OTHERWISE EXTEND ANY OTHER CREDIT TO CUSTOMER OR ANY OTHER PARTY; AND (II) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS LOAN AGREEMENT SUPERSEDES AND REPLACES ANY AND ALL PROPOSALS, LETTERS OF INTENT AND APPROVAL AND COMMITMENT LETTERS FROM MLBFS TO CUSTOMER, NONE OF WHICH SHALL BE CONSIDERED AN ADDITIONAL AGREEMENT. NO AMENDMENT OR MODIFICATION OF THIS AGREEMENT OR ANY OF THE ADDITIONAL

AGREEMENTS TO WHICH CUSTOMER IS A PARTY SHALL BE EFFECTIVE UNLESS IN A WRITING SIGNED BY BOTH MLBFS AND CUSTOMER.

IN WITNESS WHEREOF, this Loan Agreement has been executed as of the day and year first above written

DYNACQ INTERNATIONAL, INC.

By:	/s/ Philip Chan
Philip Chan, Vice President

Accepted at Chicago, Illinois
MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By:	/s/ Beth Afensen, VP
Beth Afensen, VP